SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: November 14, 2003

SOUTHERN STATES POWER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28567	94-3350291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Allstate Drive, Suite 108

Riverside, Ca 92501

(Address of principal executive offices)

Registrant's telephone number, including area code: (909) 367-2463

_______________________________________________

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

i. Registrant's primary accountant, Kabani & Company, Inc. ("Kabani"), resigned on November 14, 2003.

ii. No reports on the financial statements prepared by Kabani since they were retained as registrant's primary accountant on July 25, 2003, contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

iii. During the registrant's two most recent fiscal years, and any subsequent interim period preceding the resignation on November 14, 2003, there were no disagreements with the former accountant, Kabani, or any other former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Kabani, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports.

iv. The registrant has not yet retained the services of a new principal accountant. Within five (5) days of the selection of a new principal accountant, the registrant will file an amendment to this Form 8-K.

viii. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Kabani, and requested that they furnish the registrant with a letter addressed to the Commission stating their approval of or disagreement with the disclosures made herein. Kabani's letter will be attached as an exhibit hereto within five (5) days of receipt by the registrant of such letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STATES POWER COMPANY, INC.

11/19/2003                                        /s/ Marrison A. McCoy, III

Date                                                     Harrison A. McCoy, III, President